Exhibit 3.2

BY-LAW NO. 2

a by-law relating generally to the transaction of the business and affairs of

Bombardier Recreational Products Inc.

(the “Corporation”)

1 – INTERPRETATION

1.1	Definitions

In this by-law and all other by-laws of the Corporation:

(a)	“Act” means the Canada Business Corporations Act or any statute which may be substituted therefor, as amended from time to time;

(b)	“articles” means the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of continuance, articles of reorganization, articles of arrangement, articles of dissolution or articles of revival of the Corporation and includes any amendments thereto;

(c)	“board” means the board of directors of the Corporation;

(d)	“Managers” means Beaudier Inc., Bain Capital Partners, LLC and Caisse de dépôt et placement du Québec;

(e)	“meeting of shareholders” means an annual meeting of shareholders or a special meeting of shareholders;

(f)	“non-business day” means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada);

(g)	“officer” means any individual appointed as an officer by the board, the chairperson of the board, the president, a vice-president, the secretary, the treasurer, the comptroller, the general counsel, the general manager or any other individual who performs functions for a corporation similar to those normally performed by an individual occupying any of those offices;

(h)	“person” includes an individual, partnership, association, body corporate, trustee, executor, administrator or legal representative;

(i)	“Regulations” means the regulations under the Act, as amended from time to time;

(j)	“resident Canadian” means a Canadian citizen ordinarily resident in Canada or as otherwise defined in the Act;

(k)

“Shareholders Agreement” means the Unanimous Shareholders Agreement among J.A. Bombardier (J.A.B.) Inc., the Corporation, Bain Capital Luxembourg Investments S.àr.l., Beaudier Inc., Jadier International Inc., Gestion J.I.C.A. Inc., Fonds Achbée Inc., Caisse de

dépôt et placement du Québec and Bombardier Inc. executed on or about December 18, 2003, as amended from time to time;

(l)	words importing the singular number also include the plural and vice-versa; words importing the masculine gender include the feminine and neuter genders; and

(m)	all words used in this by-law and defined in the Act shall have the meanings given to such words in the Act or in the related Parts thereof.

2 – GENERAL BUSINESS

2.1	Registered Office

Until changed in accordance with the Act, the registered office of the Corporation shall be in the province within Canada specified in the articles and at such place and address therein as the board may from time to time determine.

2.2	Seal

The Corporation may have a seal which shall be adopted and may be changed by the board.

2.3	Financial Year

The financial year end of the Corporation shall be as determined by the directors.

2.4	Execution of Instruments

Subject to the Shareholders Agreement, deeds, transfers, assignments, contracts, obligations, certificates and other instruments shall be signed on behalf of the Corporation by any director or officer. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed.

Notwithstanding the foregoing, the secretary or any other officer or any director may sign certificates and similar instruments (other than share certificates) on the Corporation’s behalf with respect to any factual matters relating to the Corporation’s business and affairs, including certificates verifying copies of the articles, by-laws, resolutions and minutes of meetings of the Corporation.

2.5	Execution in Counterpart, by Facsimile, and by Electronic Signature

(a)	Subject to the Act, any notice, resolution, requisition, statement or other document required or permitted to be executed by one or more persons may be signed by means of electronic signature (as defined in the Act) or the Corporation may accept a facsimile signature;

(b)

Execution of several copies of any notice, resolution, requisition, statement or other document, each of which is executed whether manually or electronically, by one or more of such persons, when duly executed by all persons required or permitted, shall constitute one and the same such document for purposes of the Act.

(c)	Subject to the Act, wherever a notice, resolution, requisition, statement or other document or other information is required to be created in writing, that requirement is satisfied by the creation of an electronic document with electronic signatures.

2.6	Banking Arrangements

The banking business of the Corporation, or any part or division of the Corporation, shall be transacted with such bank, trust company or other firm or body corporate as the board may designate, appoint or authorize from time to time and all such banking business, or any part thereof, shall be transacted on the Corporation’s behalf by such one or more officers or other persons as the board may designate, direct or authorize from time to time and to the extent thereby provided.

3 – BORROWING

3.1	Borrowing

Without limit to the powers of the board as provided in the Act and subject to the Shareholders Agreement, the board may from time to time on behalf of the Corporation:

(a)	borrow money upon the credit of the Corporation;

(b)	issue, reissue, sell or pledge debt obligations of the Corporation;

(c)	to the extent permitted by the Act, give, directly or indirectly, financial assistance to any person by means of a loan, a guarantee to secure the performance of an obligation or otherwise; and

(d)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

3.2	Delegation

Subject to the Act, the articles, any by-laws and the Shareholders Agreement, the board may from time to time delegate to a director, a committee of directors or an officer or such other person or persons so designated by the board all or any of the powers conferred on the board by Section 3.1.

4 – DIRECTORS

4.1	Duties of Directors

Subject to the Shareholders Agreement, the board shall manage, or supervise the management of, the business and affairs of the Corporation.

4.2	Qualifications of Directors

At least 25% of the directors on the board must be resident Canadians. If there are less than 4 directors, at least 1 director must be a resident Canadian. No person may be a director if such person is less than 18 years of age, of unsound mind and has been so found by a court in Canada or elsewhere, is not an individual, or has the status of bankrupt.

4.3	Election and Term

Directors shall be elected by the shareholders at each annual meeting and shall hold office for a term expiring not later than the close of the next annual meeting of shareholders following the election. The number of directors to be elected at any such meeting shall be in accordance with the provisions of the Shareholders Agreement. The election need not be by ballot unless a ballot is demanded by any shareholder or required by the chairperson in accordance with Section 8.21. If directors are not elected at an annual meeting of shareholders at which such election is required, the directors then in office shall continue in office until their successors are elected.

4.4	Removal of Directors

A director may only be removed by the shareholders in accordance with the provisions of the Shareholders Agreement.

4.5	Ceasing to Hold Office

A director may resign from office by notice in writing delivered or sent to the Corporation and such resignation shall become effective at the time the notice is delivered or sent or on such later date as may be specified in such notice. A director shall forthwith cease to hold office as a director should such director be found by a court in Canada or elsewhere to be of unsound mind or acquire the status of bankrupt or be removed from office by the shareholders of the corporation.

4.6	Vacancies

Any vacancy on the board shall be filled in accordance with the provisions of the Shareholders Agreement.

4.7	Action by the Board

Subject to the Act and the Shareholders Agreement, the board shall exercise its powers by or pursuant to a by-law or resolution passed at a meeting of directors at which a quorum is present and at which at least 25% of the directors present are resident Canadians or, if the Corporation has less than 4 directors, at least 1 of the directors present is a resident Canadian. The board may transact business at a meeting of directors where the required number of resident Canadian directors is not present if a resident Canadian director who is unable to be present approves in writing, or by telephonic, electronic or other communication facility, the business transacted at the meeting, and the required number of resident Canadian directors would have been present had that director been present at the meeting.

4.8	Quorum

A majority of the number of directors then in office from time to time shall constitute a quorum for the transaction of business which majority shall include those directors as specified in Section 2.5 of the Shareholders Agreement. Notwithstanding vacancies, a quorum of directors may exercise all the powers of the board.

4.9	Action in Writing

A resolution in writing signed by all the directors entitled to vote thereon at a meeting of directors or of a committee of directors is as valid as if it had been passed at a meeting of directors.

4.10	Meetings by Telephone, Electronic or other Communication Facility

A director may, in accordance with the Regulations, if any, and if all of the directors of the Corporation consent, participate in a meeting of directors or of a committee of directors by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting. A director who participates in such meeting by such means is deemed to be present at that meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board held while a director holds office.

4.11	Place of Meetings

Meetings of the board may be held at the registered office of the Corporation or at any other place within or outside Canada.

4.12	Calling of Meetings

Meetings of the board shall be held from time to time at such place, on such day and at such time as the board, the chairperson of the board, the president or any two directors may determine.

4.13	Notice of Meetings

Notice of the time and place of each meeting of the board shall be given to each director not less than five (5) business days prior to the meeting. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the matter is set forth in the Shareholders Agreement or where the Act requires such purpose or business to be specified.

4.14	Waiver of Notice

Notice of any meeting of the board or any irregularity in any meeting or in the notice thereof may be waived by any director upon notice in any manner as provided in the Act addressed to the Corporation, and such waiver may be validly given either before or after the meeting to which such waiver relates. The attendance of a director at a meeting of directors is a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

4.15	Directors’ Vote

Notice of an adjourned meeting of the board shall be given in accordance with the Shareholders Agreement.

At all meetings of the board any question shall be decided by a majority of the votes cast on the question and in the case of an equality of votes the chairperson of the meeting shall not be entitled to a second or casting vote, the whole subject to the provisions of the Shareholders Agreement. Any question at a meeting of the board shall be decided by a show of hands unless a ballot is required or demanded.

4.16	Chairperson and Secretary

The chairperson of the board shall be chairperson of any meeting of the board. If such chairperson is not present, the directors present shall choose one of their number to be chairperson. The secretary of the Corporation shall act as secretary at any meeting of the board and, if the secretary of the Corporation is absent, the chairperson of the meeting shall appoint a person who need not be a director to act as secretary of the meeting.

4.17	Remuneration and Expenses

The directors shall be paid such remuneration for their services as directors as the board may from time to time authorize.

4.18	Conflict of Interest

In addition to and subject to the Shareholders Agreement, the following provisions shall apply:

(a)	A director or an officer of the Corporation shall disclose to the Corporation, either in writing or by requesting to have it entered in the minutes of meetings of directors or of meetings of committees of directors, the nature and extent of any interest that he or she has in a material contract or material transaction, whether made or proposed, with the Corporation, if the director or officer:

(i)	is a party of the contract or transaction;

(ii)	is a director or an officer, or an individual acting in a similar capacity, of a party to the contract or transaction; or

(iii)	has a material interest in a party to the contract or transaction.

(b)	A director shall make such disclosure at the meeting at which a proposed contract or transaction is first considered, or if the director was not interested in the contract at that time, at the first meeting after he or she becomes so interested, even if the contract or transaction has already been made. If a person who is interested in a contract or transaction later becomes a director, the disclosure must be made at the first meeting after he or she becomes a director.

(c)	An officer who is not a director shall disclose his or her interest immediately after becoming aware that the contract, transaction, proposed contract or proposed transaction is to be or has been considered at a meeting, or, if the officer becomes interested after a contract or transaction has already been made, immediately after he or she becomes interested. An individual who is interested in a contract and later becomes an officer must disclose his or her interest immediately after becoming an officer.

(d)	If a material contract or material transaction, whether entered into or proposed, is one that, in the ordinary course of the Corporation’s business, would not require approval by the board or shareholders, a director or officer shall disclose, in writing to the Corporation or request to have it entered in the minutes of meetings of the board or of meetings of committees of directors, the nature and extent of his or her interest immediately after he or she becomes aware of the contract or transaction.

(e)	A director or officer may satisfy their disclosure obligation by giving a general notice to the directors declaring that the director or officer is to be regarded as interested in a contract or transaction (entered into or proposed) made with a party because (a) he or she is a director or officer of the party or is acting in a similar capacity; (b) he or she has a material interest in the party; or (c) there has been a material change in the nature of the director’s or officer’s interest in the party.

(f)	The shareholders may examine the portions of any minutes of meetings of directors or committees of directors that contain conflict of interest disclosures, and any other documents that contain such disclosures, during the usual business hours of the Corporation.

(g)	A director required to make a disclosure under (a) shall not vote on any resolution to approve the contract or transaction unless the contract or transaction:

(i)	relates primarily to his or her remuneration as a director, officer, employee or agent of the Corporation or an affiliate;

(ii)	is for indemnity or insurance; or

(iii)	is with an affiliate.

5– COMMITTEES

5.1	Committees of Directors

The board may appoint a committee or committees of directors, however designated, and delegate to such committee or committees any of the powers of the board the whole in accordance with the Shareholders Agreement.

5.2	Transaction of Business

The powers of a committee of directors may be exercised by a meeting at which a quorum is present in accordance with the Shareholders Agreement or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside Canada.

5.3	Committee Meetings by Telephone, Electronic or other Communication Facility

The provisions of Section 4.10 shall also apply to meetings of committees.

5.4	Procedure

Unless otherwise determined by the board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairperson and to regulate its procedure.

6 – OFFICERS

6.1	Appointment of Officers

Subject to the provisions of the Shareholders Agreement the board may from time to time appoint a chairperson of the board, a president, one or more vice-presidents, a secretary, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. The board may specify the duties of and, in accordance with this by-law and subject to the Act and the Shareholders Agreement, delegate to such officers powers to manage, or supervise the management of, the business and affairs of the Corporation.

6.1	Conflict of Interest

Officers, as defined in this by-law, shall disclose their interest in any material contract or proposed material contract with the Corporation in accordance with Section 4.19.

7 – PROTECTION OF DIRECTORS AND OFFICERS

7.1	Indemnity of Directors and Officers

(a)

The Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or another individual who acts or acted at the Corporation’s request as a director or officer or in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal or administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity.

(b)	The Corporation shall advance monies to such individual for the costs, charges and expenses of a proceeding referred to in (a) provided such individual agrees in advance, in writing, to repay the monies if the individual does not fulfill the condition of paragraph (c).

(c)	The Corporation may not indemnify an individual under paragraph (a) unless the individual:

(i)	acted honestly and in good faith with a view to the best interests of the Corporation or other entity for which the individual acted as a director or officer or in a similar capacity at the Corporation’s request, as the case may be; and

(ii)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful.

(d)	Without limiting paragraph (a), an individual referred to in that paragraph is entitled to indemnity from the Corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Corporation or other entity as described in paragraph (a), if the individual seeking indemnity:

(i)	was not adjudged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(ii)	fulfills the conditions set out in paragraph (c).

(e)	Any indemnity provided herein shall be in addition to any other right of indemnification otherwise provided to any of the Managers or any officer or director of the Corporation.

7.2	Liability

No director or officer shall be liable for the acts, receipts, neglects or defaults of any other director, officer or employee of the Corporation, or for joining any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortuous acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune which shall happen in the execution of the duties of his office or in relation thereto, provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

7.3	Renunciation

Each Manager and its respective officers, employees, partners, members, other clients, affiliates and other associated entities shall have no duty (contractual or otherwise) to communicate or present any corporate opportunities to the Corporation and the Corporation hereby renounce, to the maximum extent permitted from time to time under the Act, any interest or expectancy of the Corporation in being offered an opportunity to participate in business opportunities that are from time to time presented to any of such person.

7.4	Insurance

The Corporation may purchase and maintain insurance for the benefit of an individual referred to in Section 7.1(a) against any liability incurred by the individual:

(a)	in the individual’s capacity as a director or officer of the Corporation; or

(b)	in the individual’s capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the Corporation’s request.

8 – MEETINGS OF SHAREHOLDERS

8.1	Annual Meetings

Subject to the Act and the Shareholders Agreement, the annual meeting of shareholders shall be held on such day and at such time in each year as the board, or the chairperson of the board, or the president in the absence of the chairperson of the board, may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting provided, in the case of any annual meeting called other than by the board, the board shall approve the submission to the meeting of any question or matter requiring the approval of the shareholders.

8.2	Special Meetings

Other meetings of the shareholders may be convened by order of the chairman of the board, the president or a vice-president who is a director or by the board, to be held at such time and place as may be specified in such order.

Special meetings of shareholders may also be called by written requisition to the board signed by shareholders holding between them not less than ten percent (10%) of the outstanding shares of the capital of the Corporation entitled to vote thereat. Such requisition shall state the business to be transacted at the meeting and shall be sent to the registered office of the Corporation.

Except as otherwise provided in the Act, it shall be the duty of the board, on receipt of such requisition, to cause the meeting to be called by the secretary of the Corporation.

If the board does not, within twenty-one (21) days after receiving such requisition call a meeting, any shareholder who signed the requisition may call the meeting.

8.3	Resolution in lieu of meeting

A resolution in writing signed by all of the shareholders entitled to vote thereon at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders.

8.4	Place of Meetings

Meetings of shareholders shall be held at such place within Canada as the directors shall determine or at any place outside Canada that may be specified in the articles or agreed to by all of the shareholders entitled to vote at the meeting. A shareholder who attends a meeting held outside Canada is deemed to have agreed to it being held outside Canada unless the shareholder attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held.

8.5	Participation in Meeting by Electronic Means

(a)	Any person entitled to attend a meeting of shareholders may participate in the meeting, in accordance with the Regulations, if any, by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, if the Corporation makes such a communication facility available. A person participating in a meeting by such means is deemed for the purposes of the Act to be present at the meeting.

(b)	If the directors or the shareholders of the Corporation call a meeting of shareholders pursuant to the Act, those directors or shareholders, as the case may be, may determine that the meeting shall be held, in accordance with the Regulations, if any, entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

8.6	Record Date for Notice

The board may fix in advance a record date, preceding the date of any meeting of shareholders by not more than 60 days and not less than 21 days or such other period as may be prescribed by the Regulations, for the determination of the shareholders entitled to notice of the meeting. Notice of any such record date must be given, not less than 7 days, or such other period as may be prescribed by the Regulations, before such record date, by newspaper advertisement published or distributed in the place where the registered office of the Corporation is situate and in each place in Canada where a transfer of the Corporation’s shares may be recorded, unless notice of such record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register of the Corporation at the close of business on the day the directors fix the record date.

8.7	Notices of Meetings

Notice of the time and place of every meeting of shareholders shall be sent not less than 21 days nor more than 60 days before the meeting or such other period as may be prescribed by the Regulations, to each shareholder entitled to vote at the meeting, to each director and to the auditor of the Corporation. Notice of a meeting of shareholders at which special business is to be transacted shall state the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and the text of any special resolution to be submitted to the meeting. All business transacted at a special meeting of the shareholders and all business transacted at an annual meeting of shareholders, except consideration of the financial statements and auditor’s report, election of directors and reappointment of the incumbent auditor, is deemed to be special business.

8.8	List of Shareholders Entitled to Notice

For every meeting of shareholders, the Corporation shall prepare an alphabetical list of shareholders entitled to receive notice of the meeting, showing the number of shares held by each shareholder. If a record date for the meeting is fixed in advance by the directors in accordance with paragraph 8.6, the shareholders listed shall be those registered at the close of business on such record date and such list shall be prepared not later than 10 days after such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which the notice of the meeting is given and such list shall be prepared on that date. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the securities register is kept and at the meeting for which the list is prepared. Notwithstanding the foregoing, where no notice of meeting is given, the shareholders listed shall be those registered on the day on which the meeting is held and such list shall be prepared so that it is available at such meeting.

8.9	Record Date for Shareholders Entitled to Vote

The board may fix in advance a record date, preceding the date of any meeting of shareholders by not more than 60 days and not less than 21 days, or such other period as may be prescribed by the Regulations, for the determination of the shareholders entitled to vote at a meeting of shareholders.

8.10	List of Shareholders Entitled to Vote

For every meeting of shareholders, the Corporation shall prepare an alphabetical list of shareholders entitled as of the record date to vote at a meeting of shareholders, showing the number of shares held by each shareholder. If a record date for voting is fixed in advance by the directors in accordance with paragraph 8.9, the shareholders listed shall be those registered at the close of business on such record date and such list shall be prepared not later than 10 days after a record date. If no record date for voting is fixed, the Corporation shall prepare such list no later than 10 days after a record date is fixed for determining shareholders entitled to receive notice of the meeting, and if no record date is fixed for notice, then the list of shareholders entitled to vote shall be prepared no later than the close of business immediately preceding the day on which the notice is given or if no notice is given, the day on which the meeting is held.

8.11	Chairperson and Secretary

The chairperson of the board or, in the chairperson’s absence, the president or, in the president’s absence, a vice-president shall be chairperson of any meeting of shareholders. If none of these officers are present within 15 minutes after the time appointed for holding the meeting, the persons present and entitled to vote shall choose a chairperson from amongst themselves. The secretary of the Corporation shall act as secretary at any meeting of shareholders or, if the secretary of the Corporation be absent, the chairperson of the meeting shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by resolution or by the chairperson with the consent of the meeting.

8.12	Persons Entitled to be Present

The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairperson of the meeting or with the consent of the meeting.

8.13	Quorum

A quorum of shareholders is present at a meeting of shareholders irrespective of the number of persons actually present at the meeting, if the holders of a majority of the shares entitled to vote at the meeting are present in person or represented by proxy. A quorum need not be present throughout the meeting provided a quorum is present at the opening of the meeting.

8.14	Right to Vote

At any meeting of shareholders every person who is named in the list prepared in accordance with Section 8.10 shall be entitled to vote the shares shown thereon opposite such person’s name except to the extent that such person has transferred any of such shares and the transferee, upon producing properly endorsed certificates evidencing such shares or otherwise establishing that the transferee owns such shares, demands not later than 10 days before the meeting that the transferee’s name be included on the list to vote the transferred shares at the meeting. In the absence of a list prepared as aforesaid in respect of a meeting of shareholders, every person shall be entitled to vote at the meeting who at the time is entered in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

8.15	Proxies and Representatives

Every shareholder entitled to vote at a meeting of shareholders may, by means of a proxy, appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or the shareholder’s attorney. A body corporate or association which is a shareholder of the Corporation may be represented at a meeting of shareholders by any individual authorized by a resolution of its directors or governing body and such individual may exercise on behalf of the body corporate or association which such individual represents all the powers it could exercise if it were an individual shareholder.

8.16	Time for Deposit of Proxies

The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours exclusive of non-business days, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, it shall have been received by the secretary of the Corporation or by the chairperson of the meeting or any adjournment thereof prior to the time of voting.

8.17	Joint Shareholders

Where two or more persons hold the same shares jointly, any of such persons present or represented by proxy at a meeting of shareholders has the right in the absence of the other or others to vote in respect of such shares, but if more than one of such persons are present or represented by proxy, that one of such persons whose name stands first on the securities register of the Corporation or such person’s proxy shall alone be entitled to vote such shares.

8.18	Votes to Govern

Except as otherwise required by the Act and the Shareholders Agreement, all questions proposed for the consideration of shareholders at a meeting of shareholders shall be determined by the majority of the votes cast.

8.19	Casting Vote

In case of an equality of votes at any meeting of shareholders either upon a show of hands or upon a ballot, the chairperson of the meeting shall not be entitled to a second or casting vote.

8.20	Ballots

Any question at a meeting of shareholders shall be decided by a ballot and not by show of hands. A ballot shall be taken in such manner as the chairperson shall direct. When a ballot is taken each person present shall be entitled, in respect of the shares which each person is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon that question.

Any vote may be held, in accordance with the Regulations, if any, entirely by means of a telephonic, electronic or other communication facility if the Corporation makes available such a communication facility. Any person participating in a meeting of shareholders electronically and entitled to vote at the meeting may vote, in accordance with the Regulations, if any, by means of the telephonic, electronic or other communication facility that the Corporation has made available for that purpose.

8.21	Adjournment

If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

9 – SHARES

9.1	Issuance

Subject to the Act and the articles, the board may from time to time issue or grant options to purchase unissued shares of the Corporation at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid.

9.2	Commissions

Subject to the Shareholders Agreement, the board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of their purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

9.3	Securities Records

The Corporation shall maintain a register of shares and other securities in which it records the shares and other securities issued by it in registered form, showing with respect to each class or series of shares and other securities:

(a)	the names, alphabetically arranged, and the latest known address of each person who is or has been a holder;

(b)	the number of shares or other securities held by each holder; and

(c)	the date and particulars of the issue and transfer of each share or other security.

The share register shall be maintained at the registered office of the Corporation or at any other place within Canada designated by the directors, or at a place outside Canada designated by the directors if: (a) the records are available for inspection, by means of a computer terminal or other technology, during regular office hours at the registered office or any other place in Canada designated by the directors, and (b) the Corporation provides technical assistance to facilitate an inspection.

9.4	Registration of Transfer

Subject to the Act and the articles, no transfer of shares shall be registered unless:

(a)	the share or other security is endorsed by an appropriate person;

(b)	reasonable assurance is given that the endorsement is genuine and effective;

(c)	any applicable law relating to the collection of taxes has been complied with;

(d)	the transfer is rightful or is to a bona fide purchaser and is in compliance with the provisions of the Shareholders Agreement; and

(e)	any fee for a share or other security certificate prescribed by the board or in accordance with the Act has been paid.

The issuer has no duty to inquire into adverse claims or has discharged any such duty.

9.5	Non-recognition of Trusts

Subject to the Act, the Corporation may treat the registered owner of a share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payments in respect thereof and otherwise to exercise all the rights and powers of an owner of a share.

9.6	Share Certificates

Every holder of one or more shares of the Corporation shall be entitled, at the holder’s option, to a share certificate, or to a non-transferable written acknowledgement of the holder’s right to obtain a share certificate, stating the number and class or series of shares held by such shareholder as shown on the securities register. Share certificates and acknowledgements of a shareholder’s right to a share certificate, respectively, shall be in such form as the board may from time to time approve. Unless otherwise ordered by the board, any share certificates shall be signed by any director or officer of the Corporation and need not be under corporate seal. Signatures may be printed or otherwise mechanically reproduced on the share certificates and such signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. If a share certificate contains a printed or mechanically reproduced signature of a person, the Corporation may issue the share certificate, notwithstanding that the person has ceased to be a director or an officer of the

Corporation, and the share certificate is as valid as if the person were a director or an officer at the date of its issue.

9.7	Replacement of Share Certificates

Subject to the Act, the board or any officer or agent designated by the board may in its or such officer or agent’s discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate claimed to have been lost, destroyed or wrongfully taken on payment of such fee, not exceeding the amount prescribed by the Act or Regulations, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

9.8	Joint Shareholders

If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

9.9	Deceased Shareholders

In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by the Act and upon compliance with the reasonable requirements of the Corporation.

10 – DIVIDENDS AND RIGHTS

10.1	Dividends

Subject to the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

10.2	Dividend Cheques

A dividend payable in cash shall be paid by cheque drawn on the Corporation’s bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at such holder’s address recorded in the Corporation’s securities register, unless in each case such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their address recorded in the securities register of the Corporation. The mailing of such cheque, in such manner, unless the cheque is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

10.3	Non-receipt of Cheques

In the event of non-receipt or loss of any dividend cheque by the person to whom it is sent, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt or loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

10.4	Record Date for Dividends

The board may fix in advance a date, preceding by not more than 60 days, or such other period as may be prescribed by the Regulations, the date for the payment of any dividend as a record date for the determination of the persons entitled to receive payment of such dividend, provided that notice of any such record date is given, not less than 7 days, or such other period as may be prescribed by the Regulations, before such record date, by advertisement in a newspaper published or distributed in the place where the Corporation has its registered office and in each place in Canada where a transfer of the Corporation’s shares may be recorded, unless notice of such record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register of the Corporation at the close of business on the day the directors fix the record date. If no record date is fixed in advance the record date for the determination of the shareholders entitled to receive payment of any dividend shall be at the close of business on the day on which the resolution relating to such dividend is passed by the board.

10.5	Unclaimed Dividends

Any dividend unclaimed after a period of six years from the date on which the dividend has been declared to be payable shall be forfeited and shall revert to the Corporation.

11 – INTERPRETATION

11.1	Interpretation

In the event of any conflict or inconsistency between the terms of this by-law and the terms of the Shareholders Agreement, the terms of the Shareholders Agreement prevail.

12 – NOTICES

12.1	Method of Giving Notices

Any notice, communication or document (“notice”) to be given, sent, delivered or served pursuant to the Act, the articles, the by-laws or otherwise to or on a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given, sent, delivered or served if delivered personally (whether in person, by courier service or other personal method of delivery) to the person to whom it is to be given or if delivered to such person’s latest address, as shown in the securities register or in the records of the Corporation, as the case may be, or if mailed to such person at such address by prepaid ordinary or air mail or, subject to the Act regarding electronic documents, if sent to such person at such address by any means of prepaid transmitted, electronic or recorded communication, except where the Act requires a notice to be sent by registered mail.

A notice so delivered by prepaid mail or delivered personally is deemed to be received at the time it would have been delivered in the ordinary course of mail unless there are reasonable grounds for believing that the shareholder or director did not receive the notice or document at that time or at all.

Subject to the Regulations, a notice so delivered by prepaid transmitted, electronic or recorded communication is deemed to have been provided when it leaves an information system within the control of the originator or another person who sent it on behalf of the originator and is deemed to be received when it enters the information system designated by the addressee or, if the notice is posted on or made available through a generally accessible electronic source, when it is accessed by the addressee.

The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by the secretary to be reliable.

12.2	Notice to Joint Shareholders

If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

12.3	Computation of Time

In computing the date when notice must be given under any provision requiring a specified number of days’ notice of any meeting or other event, both the date of giving the notice and the date of the meeting or other event shall be excluded.

12.4	Undelivered Notices

If any notice given to a shareholder pursuant to Section 11.1 is returned on two consecutive occasions because the shareholder cannot be found, the Corporation shall not be required to give any further notice to such shareholder until such shareholder informs the Corporation in writing of the shareholder’s new address.

12.5	Omissions and Errors

The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise based thereon.

12.6	Persons Entitled by Death or Operation of Law

Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom such person derives title to such share prior to such person’s name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which such person became so entitled) and prior to such person furnishing to the Corporation the proof of authority or evidence of such person’s entitlement prescribed by the Act.

12.7	Waiver of Notice

Any shareholder (or such shareholder’s duly appointed proxyholder), director, officer, auditor or member of a committee of the board may at any time waive the sending of any notice, or waive or abridge the time for any notice, required to be given to such person under any provision of the Act, the articles, the by-laws or otherwise and such waiver or abridgement shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board which may be given in any manner. Attendance of a director at a meeting of directors or of a shareholder or any other person entitled to attend a meeting of shareholders is a waiver of notice of the meeting except where such director, shareholder or other person, as the case may be, attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

[Signature on next page]

The foregoing By-law No. 2 is passed as evidenced by the signature of the directors of the Corporation pursuant to the provisions of the Canada Business Corporations Act.

DATED December , 2003.

Laurent Beaudoin	Luc Houle

Joshua Bekenstein	Matthew S. Levin

The foregoing By-law No. 2 is confirmed as evidenced by the signatures of the shareholders entitled to vote pursuant to the provisions of the Canada Business Corporations Act.

DATED December             , 2003.

J.A. BOMBARDIER (J.A.B.) INC.

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Name:
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